EMPLOYMENT AGREEMENT

            AGREEMENT, dated as of the 23rd day of September, 1993 by and between DITEL INC., a North Carolina corporation, having a place of business at Hickory, North Carolina 28603 (hereinafter designated and referred to as "Company") , and Dare P. Johnston residing at 709 36th Avenue North, East
Hickory, North Carolina 28601 (hereinafter designated and referred to as "Employee" or "her).

            WHEREAS,   the   Company   desires   to  employ  the   Employee   as
President/General Manager of the Ditel Fiber Optic Division of the Company;

            WHEREAS, Employee is willing to accept such employment by the Company, all in accordance with provisions hereinafter set forth;

            NOW THEREFORE, in consideration of the promises and mutual covenants herein contained, the parties hereto agree as follows:

            1. Term: The term of this Agreement shall be for a period of three (3) years commencing September 23, 1993 and automatically terminating on September 22, 1996 subject to earlier termination as provided herein or unless extended by mutual consent of both parties in writing sixty (60) days prior to the end of the term of this Agreement or any extension thereof, but nothing herein shall require the Company or Employee to agree to any specific term or condition or to any continuation of Employee's employment beyond the end of the term of this Agreement.

            2. Employment: Subject to the terms and conditions and for the compensation hereinafter set forth, the Company employs the Employee for and during the term of this Agreement. Employee is hereby employed by the Company in charge of the Ditel Fiber Optic Division of the



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Company  with the  title  of  President/General  Manager;  her  duties  shall be determined by the Chairman of the Board or designee from time to time; and shall
include   responsibility  for  among  other  things,  the  support  and  further development of the Ditel Fiber Optics Division's current fiber optic hardware products, the further development and expansion of the fiber optic hardware product lines and the prudent management and use of the Company's anticipated increase of $250,000 in working capital during the first year of this Agreement and $100,000 during the second year of this Agreement, in cooperation with, among others, the efforts of the Company's research and development, marketing and sales, and finance departments. The Ditel Fiber Optic Division of the Company is intended to be the principal manufacturing and distribution center for the Company's fiber optic hardware product lines and may include the following operations: administration, order entry, accounting, applications engineering, manufacturing, assembly, materials control, purchasing, quality control and distribution. Various of these departments, as well as marketing, sales, research and development, order entry, invoicing and customer service may be fully or partially integrated with existing departments of TII Industries, Inc. or its subsidiaries (hereinafter designated and referred to as "TII") order to better coordinate activities as well as control costs. Further, the Company or TII may from time to time, enter into marketing/product development agreements in the fiber optic field with other companies. Such companies may supply products and/or subassemblies for use in manufacturing and/or resale of a fiber optic hardware product. All such sales will be credited to the Ditel Fiber Optic Division. Employee shall have the authority and responsibility for the staffing of the facility in North Carolina, with the advice and consent of the Chairman of the Board, and in accordance with the Company's established employment guidelines and budgets. The Employee does hereby accept such employment and agrees to use such reasonable efforts and to devote all normal business time, during the term of


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this Agreement,  to the performance of her duties faithfully,  diligently and to the best of her abilities upon the conditions hereinafter set forth. Employee shall report to the Company's Board of Directors and Chairman of the Board or his designee.

            3. Compensation: During the term of this Agreement, the Company agrees to pay Employee, and Employee agrees to accept the following compensation: (i) annual salary of one Hundred Thousand Dollars ($100,000) payable every two weeks, less all applicable taxes, for all services rendered by Employee hereunder. Employee's annual salary shall be reviewed at the end of each year of employment hereunder and shall receive an increase of up to 10% per year but not less than the percentage of increase of the Local Component of the National Consumer Index issued by the United States Department of Labor; (ii ) at the signing of this Agreement the Company agrees to pay Employee a bonus of seventy five thousand dollars ($75,000) and; one year from the date of this Agreement a second bonus for seventy five thousand dollars, ($75,000) provided Employee has not voluntarily terminated her employment with the Company, each such bonus less all applicable taxes; (iii) an annual bonus, payable one hundred
(100) days after the close of the  Company's  fiscal  year equal to one  percent
(1%) of the Ditel Fiber Optic Division's sales over one million dollars ($1,000,000) with a cap equal to the Employee's immediately previous years salary.

            4. Expenses: The Company shall reimburse Employee, not less often than monthly, for all actual business expenses incurred in connection with her service to the Company, upon submission of appropriate vouchers and expense account reports.

            5. Automobile Allowance: The Company shall provide Employee with one thousand dollars ($1,000) per month for Employee's car expenses. The Employee shall be responsible for lease payments, insurance and registration expenses, all maintenance and gasoline.


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            6.          Benefits:  The Company shall provide  medical and dental
insurance and such other benefits, in accordance with the Company's Plan, as it exists from time to time. The Employee shall be entitled to annual vacation in accordance with the Company's policy.

            7.          Restrictive Covenant:

                        [A] Employee acknowledges that (i) the business in which the Company is engaged is intensely competitive and that her employment by the Company will require that she have access to and knowledge of confidential information of the Company, including, but not limited to, certain of the Company's confidential plans for the creation, acquisition or disposition of products, expansion plans, product development plans, methods of pricing, special customer requirements for service, information on methods of servicing the customer, operational information such as formulas, financial status, and plans and personnel information are of vital importance to the success of the Company's business, and are "trade secrets" of the Company; (ii) the direct or indirect disclosure of any such confidential information to existing or potential competitors of the Company would place the Company at a competitive disadvantage and would cause damage, financial and otherwise, to the Company's business; and (iii) by her experience and expertise, some of her services to the Company will be special and unique.

            Employee  understands and agrees that such trade secrets give or may give the Company a significant competitive advantage. Employee further recognizes that the success of the Company depends on keeping confidential both the trade secrets already developed or to be acquired and any future developments of trade secrets. Employee understands that in her capacity with the Company she will be entrusted with knowledge of such trade secrets and, in recognition of the importance thereof and in consideration of her employment by the Company hereunder, agrees that


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she will  not,  without  the  consent  of the  President  in  writing,  make any disclosure of trade secrets now or hereafter possessed by the Company to any person, partnership, corporation or entity either during or after the term hereunder, except to such employees of the Company or its subsidiaries or affiliates, if any, as may be necessary in the regular course of business and except as may be required pursuant to any court order, judgment or decision from any court of competent jurisdiction. The provisions of this Section 7 [A] shall continue in full force and effect notwithstanding any termination of this Agreement.

                        [B] Employee agrees that during the term of her employment with the Company and for a period of two years thereafter she will not directly or indirectly become affiliated as an officer, director, employee or consultant or as a substantial security holder with any other company or entity whose business is involved in the manufacture or production of fiber optic equipment in the telecommunications or related fields or directly competitive with any business then being planned or conducted by the Company or its divisions and subsidiaries. For the purpose hereof, "substantial security holder" shall mean ownership, directly or indirectly, of more than 3% of any class of securities of a company or partnership interest in any partnership or indebtedness of any such entity in excess of $25,000. The provision of this
Section 7[B] shall continue in full force and effect notwithstanding any termination of this Agreement.

            8.          Discoveries, etc.:

                        [A] The Company shall be the owner, without further compensation, of all rights of every kind in and with respect to any reports, materials, inventions, processes, discoveries, improvements, modifications, know-how or trade secrets hereafter made, prepared, invented, discovered, acquired, suggested or reduced to practice (hereinafter designated and referred to as


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"Property Rights") by Employee in connection with Employee's  performance of her duties pursuant to this Agreement, and the Company shall be entitled to utilize and dispose of such in such manner as it may determine.

                        [B] The Employee agrees to and shall promptly disclose to the President or his designee all Property Rights (whether or not patentable) made, discovered or conceived of by her, alone or with others, at any time during her employment with the Company, whether on the Company's or her own time and irrespective of whether on or off the Company's premises, provided only that such Property Rights (1) relate to or are useful in any phase of the business in which the Company may be engaged during the period of employment, or (2) relate to any subject matter or problems within the scope of Employee's employment, or
(3) relate to or involve the use of any data or information of which the Employee has been or may become informed by reason of employment with the Company. The Employee hereby appoints the Company as Employee's attorney-in-fact to execute in accordance with the laws of any country patent applications, assignments or other documents considered necessary or desirable by the Company. Any such Property Rights will be the sole and exclusive property of the Company, and Employee will execute any assignments requested by the Company of her right, title or interest in any such Property Rights without further demand or consideration and in addition, the Employee will also provide the Company with any other instruments or documents requested by the Company, at the Company's expense, as may be necessary or desirable in applying for and obtaining patents with respect thereto in the United States and all foreign countries. The Employee also agrees to cooperate with the Company in the prosecution or defense of any patent claims or litigation or proceedings involving inventions, trade secrets, trademarks, services marks, secret processes, discoveries or improvements, during her employment


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by the Company.  Employee's  cooperation  after her employment is subject to her availability and the Company agrees to reimburse Employee for loss of income and expenses incurred in connection therewith. Said cooperation shall not be withheld by Employee.

            9. Irreparable Harm: Employee agrees that any breach or threatened breach by Employee of provisions set forth in Sections seven (7) and eight (8) of this Agreement, would cause the Company irreparable harm and the Company may obtain injunctive relief against such actual or threatened conduct and without the necessity of a bond.

            10. Return of Company Property: Employee agrees that following the termination of her employment for any reason, she shall return all property of the Company which is then in or thereafter comes into her possession, including, but not limited to, documents, contracts, agreements, plans, photographs, customer lists, books, notes, electronically stored data and all copies of the foregoing as well as any other materials or equipment supplied by the Company to the Employee.

            11.         Termination:

                        [A] Death: In the event of the Employee's death during the term of her employment, this Agreement shall automatically terminate on the date of death, and Employee's estate shall be entitled to payment of Employee's salary until date of death and the second bonus in accordance with Section 3 shall be prorated until date of death and paid to Employee's estate. All other benefits and compensation described herein shall terminate on the date of death unless otherwise stipulated in the appropriate Company plan.

                        [B] Disability: In the event the Employee, by reason of physical or mental incapacity, shall be disabled for a period of at least two
(2) consecutive months or three months in the aggregate in any twelve (12) month period of this Agreement or any extension hereof, the


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Company shall have the option at any time  thereafter,  to terminate  Employee's employment and to terminate this Agreement. Such termination to be effective ten
(10) days after the Company gives written notice of such termination to the Employee, and all obligations of the Company hereunder shall cease upon the date of such termination unless otherwise stipulated in the appropriate Company plan. "Incapacity" as used herein shall mean the inability of the Employee to perform her normal duties.

                        [C] Company's Rights To Terminate This Agreement:

                                    [a] The Company shall have the right, before
the expiration of the term of this Agreement, to terminate this Agreement and to discharge Employee for cause (hereinafter "Cause") , and all compensation to Employee shall cease to accrue upon discharge of the Employee for Cause. For the purposes of this Agreement, the term "Cause" shall mean the Employee's (i) violation of the Company's written policy or specific written directions of the President or his designee, and/or Board of Directors, which directions are consistent with normally acceptable business practices or the failure to observe, or the failure or refusal to perform any obligations required to be performed in accordance with this Agreement, (ii ) if the President determines that Employee has committed a demonstrable act (or omission) of malfeasance seriously detrimental to the Company (which shall not include any exercise of business judgment in good faith).

                                    [b]  If the  Company,  elects  to  terminate
Employee's employment for Cause, the Company shall first give Employee written notice and a period of ten (10) days to cure such Cause, and if such Cause is not cured in said ten (10 days, such termination shall be effective five (5) days after the Company gives written notice of such failure to cure to the Employee. In the event of a termination of the Employee's employment for Cause in accordance with the provisions


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of Section 13 [C], the Company shall have no further obligation to the Employee, except for the payment of salary through the date of such termination from employment.

                        [D] Employee's Right To Terminate This Agreement:

                                    [a] If the Company, elects to reduce in rank
or Authority the Employee's duties under this Agreement, without the mutual agreement of the Employee, the Employee shall first give Company written notice and a period of ten (10) days to cure same, and if same is not cured in said ten
(10) days Employee may terminate this Agreement effective five (5) days after the Employee gives written notice of such failure to cure.

            12. Waiver: Any waiver by either party of a breach of any provision of this Agreement shall not operate as or be construed as a waiver of any other breach or default hereof.

            13. Governing Law: The validity of this Agreement or of any of the provisions hereof shall be determined under and according to the laws of the State of New York, and this Agreement and its provisions shall be construed according to the laws of the State of New York, without reference to its choice of law rules.

            14. Notice: Any notice required to be given pursuant to the provisions of this Agreement shall be in writing and by facsimile or registered or certified mail or equivalent (i.e. Federal Express) and mailed to the following addresses:

                        Company:           TII Industries, Inc.
                                           1385 Akron Street
                                           Copiague, New York 11726

                                           Attention:  Timothy J. Roach
                                                       President

                        Employee:          Dare P. Johnston
                                           709 36th Avenue North East
                                           Hickory, North Carolina 28601



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            15.         Assignment:  The Employee's assignment of this Agreement
or any interest herein, or any monies due or to become due by reason of the terms hereof, without the prior written consent of the Company shall be void. This Agreement shall be assignable and binding to a corporation or other business entity that succeeds to all or substantially all of the business of the
Company  through  merger,   consolidation,   corporate   reorganization   or  by
acquisition of all or substantially all of the assets of the Company and which assumes Company's obligations under this Agreement.

            16. Miscellaneous: This Agreement contains the entire understanding between the parties hereto and supersedes all other oral and written agreements or understandings between them. No modification or addition hereto or waiver or cancellation of any provision shall be valid except by a writing signed by the party to be charged therewith.

            17. Obligations of a Continuing Nature: It is expressly understood and agreed that the covenants, agreements and restrictions undertaken by or imposed on either party hereunder, which are stated to exist or continue after termination of Employee's employment with the Company, shall exist and continue on both parties irrespective of the method or circumstances of such termination from employment or termination of this Agreement.

            18. Severability: Employee agrees that if any of the covenants, agreements or restrictions on the part of Employee are held to be invalid by any court of competent jurisdiction, such holding will not invalidate any of the other covenants, agreements and/or restrictions herein contained and such invalid provisions shall be severable so that the invalidity of any such provision shall not


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invalidate any others.  Moreover, if any one or more of the provisions contained in this Agreement shall be held to be excessively broad as to duration, activity or subject, such provisions shall be construed by limiting and reducing them so as to be enforceable to the maximum extent allowed by applicable law.

            19. Representation: Employee represents and warrants that she has the legal right to enter into this Agreement and to perform all of the duties and obligations on her part to be performed hereunder in accordance with its terms and that she is not a party to any agreement or understanding, written or oral, which prevents Employee from entering into this Agreement or performing all of her duties and obligations hereunder. In the event of a breach of such representation or warranty on her part or if there is any other legal impediment which prevents her from entering into this Agreement or performing all of her duties and obligations hereunder, the Company shall have the right to terminate this Agreement in accordance with Section 11[C][a]. Without limiting the foregoing, Employee represents and warrants that she is not a party to any agreement which prohibits or limits her ability (i) to fulfill her duties and responsibilities contemplated herein or (ii) to accept employment with the Company.

            20. Stock Option: Employee and the Company agree to execute a stock option agreement that Employee shall have a right to purchase an aggregate of 50,000 shares of Common Stock of TII in accordance with TII's 1986 Stock Option Plan ("Plan"), exercisable at the rate of 50% on the first anniversary of the Employee's commencement of employment, and 50% on the second anniversary of the Employee's commencement of employment. The options will be exercisable at the closing price of such shares on the day of commencement of employment under this Agreement. The options will be subject to all of the terms and conditions of the Plan and Employee hereby agrees to


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all such terms and conditions.

            21. Descriptive Headings: The paragraphs headings contained herein are for reference purposes only and shall not in anyway affect the meaning or interpretation of this Agreement.

            IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

                                             DITEL, INC.


                                             By: /s/ Timothy J. Roach
                                                ------------------------
                                                     Timothy J. Roach
                                                     Chairman of the Board

                                              /s/ Dare P. Johnston
                                             ---------------------------
                                             Employee
                                             Dare P. Johnston




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